Exhibit 99.2

Kinetics Climax, Inc.

Financial Statements

As of June 30, 2014 and December 31, 2013, and

For the Three and Six Months Ended June 30, 2014 and 2013

Kinetics Climax, Inc.

Balance Sheets (Unaudited)

June 30, 2014 and December 31, 2013

(Dollars in thousands, except par value)

	June 30, 2014	December 31, 2013

ASSETS
Current assets:
Accounts receivable	$5,230	$5,148
Inventories	4,538	4,360
Prepaid expenses	1,155	1,208
Deferred income taxes	368	367

Total current assets	11,291	11,083
Property, plant and equipment, net	1,818	2,009
Intangible assets, net	1,168	1,283

Total assets	$14,277	$14,375

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$478	$1,037
Accrued liabilities	1,589	1,378
Accrued income taxes	4,547	2,735

Total current liabilities	6,614	5,150
Deferred tax liabilities	125	41

Total liabilities	6,739	5,191

Stockholder’s equity:
Common stock, $0.0001 par value, 100 shares authorized, issued and outstanding	—	—
Capital in excess of par value	7,538	9,184
Retained earnings (accumulated deficit)	—	—

Total stockholder’s equity	7,538	9,184

Total liabilities and equity	$14,277	$14,375

The accompanying notes are an integral part of these financial statements.

Kinetics Climax, Inc.

Statements of Income (Unaudited)

For the Three and Six Months Ended June 30, 2014 and 2013

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues	$8,945	$9,544	$19,788	$15,517

Cost of sales	6,412	5,565	12,751	11,615
Selling, general and administrative expenses	675	616	1,404	1,065

Total operating costs and expenses	7,087	6,181	14,155	12,680

Income before income taxes	1,858	3,363	5,633	2,837

Provision for income taxes:
Federal	558	1,010	1,692	852
State	67	122	203	103

	625	1,132	1,895	955

Net income	$1,233	$2,231	$3,738	$1,882

The accompanying notes are an integral part of these financial statements.

Kinetics Climax, Inc.

Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2014 and 2013

(Dollars in thousands)

	Six Months Ended June 30,
	2014	2013

Cash flows from operating activities:
Net income	$3,738	$1,882
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	343	663
Deferred income taxes	83	42
Changes in current assets and liabilities:
Accounts receivable	(82)	(2,585)
Inventories	(178)	227
Prepaid expenses	53	101
Accounts payable	(559)	255
Accrued liabilities	211	157
Accrued income taxes	1,812	913

Net cash provided by operating activities	5,421	1,655

Cash flows from Investing activities:
Capital expenditures	(37)	(220)

Net cash used in investing activities	(37)	(220)

Cash flows from financing activities:
Distributions to shareholder	(5,384)	(1,435)

Net cash used in financing activities	(5,384)	(1,435)

Net change in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$—	$—

The accompanying notes are an integral part of these financial statements.

Kinetics Climax, Inc.

Statements of Changes in Stockholder’s Equity (Unaudited)

For the Six Months Ended June 30, 2014 and 2013

(Dollars in thousands, except share amounts)

	Common Stock		Capital in Excess of Par Value	Retained Earnings (Accumulated Deficit)	Total Equity
	Number of Shares	At Par Value

Balance at December 31, 2013	100	$—	$9,184	$—	$9,184
Distributions to shareholder	—	—	(1,646)	(3,738)	(5,384)
Net income	—	—	—	3,738	3,738

Balance at June 30, 2014	100	$—	$7,538	$—	$7,538

Balance at December 31, 2012	100	$—	$11,962	$(470)	$11,492
Distributions to shareholder	—	—	(23)	(1,412)	(1,435)
Net income	—	—	—	1,882	1,882

Balance at June 30, 2013	100	$—	$11,939	$—	$11,939

The accompanying notes are an integral part of these financial statements.

Kinetics Climax, Inc.

Notes to Financial Statements

1.	General

Kinetics Climax, Inc. (the Company) engages in the production of customized metal components through the application of a specialized production technique called metal injection molding (MIM). Similar to plastic injection molding, MIM is a “net-shape” process that uses fine metal powder and the application of debinding and high temperature sintering technologies to produce solid metal parts. These parts are often used by original equipment manufacturers in the production of finished goods across various industries. The Company’s operations are performed at its MIM manufacturing facility in Wilsonville, Oregon, where its principal corporate offices are located.

The Company is a wholly owned subsidiary of Climax Engineered Materials, LLC, which is a wholly owned subsidiary of Freeport-McMoRan Inc. (FCX), a publicly traded United States (U.S.) corporation.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) in the U.S. and should be read in conjunction with the Company’s financial statements and notes for the year ended December 31, 2013. The information furnished herein reflects all adjustments that are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. These financial statements reflect the Company’s balance sheet as of June 30, 2014, and December 31, 2013, and the related statements of income for the three- and six-month periods ended June 30, 2014 and 2013, and the statements of cash flows and changes in stockholder’s equity for the six-month periods ended June 30, 2014 and 2013. There are no amounts of other comprehensive income.

The Company has no cash accounts, and its cash activities are managed by FCX. Financing needs not met through operations are obtained from FCX.

Allocations

These financial statements include certain allocations of corporate charges from FCX, and are intended to reflect the Company’s financial position, results of operations and cash flows had it been a stand-alone entity during the periods presented. FCX allocations for the first six months of 2014 and 2013, include charges in connection with (i) information systems technology ($303 thousand for the first six months of 2014 and $315 thousand for the first six months of 2013), (ii) insurance ($701 thousand for the first six months of 2014 and $672 thousand for the first six months of 2013) and (iii) certain administrative services, primarily accounts payable, purchasing and employee benefits ($104 thousand for the first six months of 2014 and $51 thousand for the first six months of 2013). All allocations and estimates in the financial statements are based on assumptions that the Company believes are reasonable. However, these allocations and estimates may not be indicative of the costs that would have resulted if the Company had been operating on a stand-alone basis.

Kinetics Climax, Inc.

Notes to Financial Statements

2.	Inventories

The components of inventories follow (in thousands):

	June 30, 2014	December 31, 2013

Raw materials	$2,477	$1,885
Work in process	1,240	1,554
Finished goods	821	921

	$4,538	$4,360

Raw materials inventories may include small amounts of overhead costs necessary to combine or prepare certain raw materials for future projects.

3.	Accounts Payable and Accrued Liabilities

The components of accounts payable and accrued liabilities follow (in thousands):

	June 30, 2014	December 31, 2013
Accounts Payable
Trade payables	$435	$969
Utilities payable	42	51
Other	1	17

	$478	$1,037

Accrued Liabilities
Deferred revenue	$968	$1,012
Salaries, wages and benefits	299	351
Other	322	15

	$1,589	$1,378

4.	Income Taxes

The Company is a member of a group that files consolidated U.S. federal and state income tax returns. Income taxes presented in these financial statements have been calculated as if the Company filed separate U.S. federal and state income tax returns.

The Company’s effective income tax rate was 34 percent for the first six months of 2014 and 2013.

5.	Fair Value Measurement

Fair value accounting guidance includes a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 inputs) and the lowest priority to unobservable inputs (Level 3 inputs).

Kinetics Climax, Inc.

Notes to Financial Statements

5.	Fair Value Measurement (Continued)

The carrying values for the Company’s financial instruments (accounts receivable, accounts payable and accrued liabilities) approximate fair value because of their short-term nature and generally negligible credit losses.

6.	Related Party Transactions

In addition to the allocations discussed in Note 1, distributions to the FCX parent company of $5.4 million were made for the first six months of 2014 and $1.4 million for the first six months of 2013.

7.	Subsequent Events

On August 27, 2014, Climax Engineered Materials, LLC entered into a stock purchase agreement to sell the Company to Dynacast LLC. The transaction is expected to close in September 2014.

The Company evaluated events after June 30, 2014, and through September 26, 2014, and determined any events or transactions occurring during this period that would require recognition or disclosure are appropriately addressed in these financial statements.